Exhibit 10.2

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.

ARISTOCRAT GROUP CORP.

CONVERTIBLE PROMISSORY NOTE

January 31, 2015	$269,815.00

FOR VALUE RECEIVED, Aristocrat Group Corp., a Florida corporation (the “Company”), promises to pay to the order of Vista View Ventures, Inc., a Wyoming corporation, or its permitted assigns, transferees and successors as provided herein (the “Holder”), or as the Holder may direct, at such location as the Holder may designate, two hundred sixty-nine thousand eight hundred fifteen Dollars and Zero Cents ($269,815.00) plus simple interest on such principal amount from the date of this Convertible Promissory Note (the “Note”) at an annual interest rate equal to ten percent (10%).

Interest will be computed on the basis of a year of 365 days for the actual number of days elapsed from the date of this Note. The number of days used to compute the interest will include the first day but exclude the last day during which any principal is outstanding.

ARTICLE I.

THE NOTE

This Note is promulgated January 31, 2015 with an effective date of January 31, 2015 (the “Issuance Date”). Between November 1, 2014 and January 31, 2015, the Holder hereof transferred US dollars to the Issuer in the aggregate amount of $269,815.00.  A schedule of the advances is attached to this Note and incorporated by reference.

ARTICLE II.

PRINCIPAL AND INTEREST PAYMENTS

Section 2.01      The entire principal amount of this Note together with accrued and unpaid interest thereon will be due and payable on January 31, 2017 (the “Repayment Date”) unless this Note has been previously extended by the mutual consent of the parties, or converted in accordance with Article III herein.

Section 2.02      The principal and interest on this Note will be payable in the lawful currency of the United States of America by wire transfer of immediately available funds and without set-off or counterclaim, free and clear of and without deduction for any present or future taxes, restrictions or conditions of any nature.

Section 2.03      All payments under this Note prior to demand or acceleration will be applied first, to any and all costs, expenses or charges then owed by the Company to the Holder, second, to accrued and unpaid interest, and third, to the unpaid principal balance. All payments so received after demand or acceleration will be applied in such manner as the Holder may determine in its sole and absolute discretion.

Section 2.04      Whenever any payment on this Note is stated to be due on a day which is not a business day, the payment will be made on the next succeeding business day and the extension of time will be included in the computation of the payment of interest of this Note.

Section 2.05      Overdue principal and interest will bear interest at a rate equal to the greater of (i) twenty-five percent (25%) or (ii) the highest rate permitted by applicable law. Overdue principal and interest will be payable on demand.

Section 2.06      This Note may be prepaid at any time.

ARTICLE III.

CONVERSION

Section 3.01      At any time prior to the repayment of the Note, upon prior written notice by the Holder to the Company, at the option of the Holder, the outstanding principal and interest due hereunder, may be converted into shares of the Company’s capital stock. The number of shares of the Company’s capital stock (calculated to the nearest whole share) to which Holder shall be entitled upon such conversion shall be equal to such number determined by dividing (x) the outstanding principal amount and unpaid accrued interest thereon to be converted by (y) $0.01 per share. The conversion price is fixed and is not subject to adjustment from forward or reverse stock splits. The shares of the Company’s capital stock issuable upon conversion of this Note pursuant to this Section 3.01 are hereinafter referred to as “Conversion Shares”.

Section 3.02      In the event of conversion, the Holder will surrender this Note for conversion at the principal office of the Company. The Holder agrees to execute all necessary documents in connection with the conversion of this Note.

Section 3.03      The Company covenants and agrees that it will at all times have authorized and reserved, solely for the purpose of such possible conversion, out of its authorized but unissued shares, a sufficient number of shares to provide for the exercise in full of the conversion rights contained in this Note.

Section 3.04      This Note will be automatically canceled upon full conversion. As soon as practicable after conversion of this Note, the Company at its expense will issue in the name of and deliver to the Holder a certificate or certificates for the Conversion Shares (bearing such legends as may be required by applicable state and federal securities laws in the opinion of legal counsel for the Company).

Section 3.05      Following conversion of the Note, in the event that the Company files a registration statement registering shares of the Company common stock on a form appropriate for the resale of shares by stockholders, the Holder shall have the right to have the Conversion Shares included in such registration statement, to the extent such shares are not already freely tradable.

ARTICLE IV.

DEFAULT; ACCELERATION

The occurrence of any one or more of the following events with respect to the Company constitutes an event of default hereunder (“Event of Default”):

Section 4.01      The Company fails to pay: (a) the principal of this Note or the accrued interest thereon when due; or (b) the principal or the accrued interest on any other obligation of the Company to the Holder when due.

Section 4.02      The Company breaches, in any materially respect, any covenant, representation or warranty in this Note or the term of any other existing instrument or agreement between the Company and the Holder.

Section 4.03      The Company (a) voluntarily becomes subject to any proceeding under the Bankruptcy Code or any similar remedy under state statutory or common law, or (b) admits in writing its inability to pay debts generally as they become due.

Section 4.04      Within 60 days after the commencement of proceedings against the Company seeking any bankruptcy, insolvency, liquidation, dissolution or similar relief under any present or future statute, law or regulation (a) such action has not been dismissed or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or (b) the stay of any such order or proceedings has been set aside, or, within 60 days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, the appointment has not been vacated.

Section 4.05      Any litigation is commenced against the Company by a person other than Holder, any of its affiliates, or any person acting in concert with them, if: (a) the damages sought are in excess of $250,000.

Section 4.06      The Company defaults under any instrument or agreement between the Company and any third party evidencing indebtedness of the Company in excess of $250,000.

Upon the occurrence of an Event of Default under this Note, the entire unpaid principal balance of this Note, together with all accrued interest thereon, shall become immediately due and payable regardless of any prior forbearance and without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company. The Holder may exercise any and all rights and remedies available to the Holder under applicable law, including, without limitation, the right to collect from the Company all amounts due under this Note.

ARTICLE V.

MISCELLANEOUS

Section 5.01      The Company waives diligence, presentment, protest, demand and notice of protest, demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, and any payment under it, may be extended by the Holder from time to time without in any way affecting the liability of the Company.

Section 5.02      Any term of this Note may be amended or waived only with the written consent of the Company and the Holder; provided, however, that, in no event shall the principal amount of this Note be amended without the written consent of the Holder of this Note. By acceptance hereof, the Holder acknowledges that in the event consent is obtained pursuant to the foregoing sentence, any term of this Note (other than the principal amount thereof) may be amended or waived with or without the consent of the Holder. Any amendment or waiver effected in accordance with this Section 5.02 shall be binding upon the Company, the Holder and each transferee of this Note.

Section 5.03      All rights and obligations of the Company and the Holder shall be binding upon and benefit the successors, assigns, heirs and administrators of the parties. As used in this Note, the Company includes any corporation, partnership, Limited Liability Company or other entity that succeeds to or assumes the obligations of the Company under this Note. “Holder” means any person who is at the time the registered holder of this Note. The Holder, at its sole discretion, may assign all interest the Holder has in the Note, including all rights, title and benefits of conversion and payment to a third party. The Holder will notify the Company of any such assignment.

Section 5.04      The Company agrees to reimburse the Holder for all attorneys’ fees and expenses incurred by the Holder in connection with the collection and enforcement of this Note.

Section 5.05      The rights and remedies of the Holder under this Note and as may otherwise be available at law or in equity are cumulative and concurrent and at the sole discretion of the Holder may be pursued singly, successively or together and exercised as often as the Holder desires.

Section 5.07      This Note will be governed in accordance with the laws of the State of Texas.

Section 5.08      Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery or delivery by courier, or five days after deposit in the United States mail, by registered or certified mail, postage prepaid.

Section 5.09      Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of mutilation, upon surrender and cancellation of this Note, the Company, at its expense, will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

Section 5.10      If one or more provisions of this Note are held unenforceable under applicable law, the unenforceable provision will be excluded from this Note and the balance of this Note will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms. The parties to this Note agree to replace any void or unenforceable provision of this Note with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

Section 5.11      LIMITATION OF AMOUNT OF OWNERSHIP. Notwithstanding anything contrary to this Agreement, in no event shall the Holder be entitled to convert, nor shall the Company issue, that number of shares which when added to the sum of the number of shares common stock beneficially owned (as such term is defined under Section 13(d) and Rule 13d-3 of the 1934 Act) by the Holder, would exceed 4.99% of the number of shares of common stock outstanding on the conversion date, as determined in accordance with Rule 13d-1(j) of the 1934 Act.

(SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, the Company has executed this Note by its duly authorized officer as of the date and year first written above.

Aristocrat Group Corp.

By:	/s/ Robert Federowicz
Robert Federowicz
Chairman and CEO

Exhibit 1

Aristocrat Group Corp.

Advances received from Vista View Ventures, Inc.

Period ended January 31, 2015

	Amount	Cumulative
Month	Advanced	Advances

November 2014	$95,820.00	$95,820.00
December 2014	131,995.00	227,815.00
January 2015	42,000.00	269,815.00

Total	$269,815.00	$269,815.00

Exhibit 1